For the fiscal period ended 6/30/02
File number 811-3623

					SUB-ITEM 77-0

					EXHIBITS

		Transactions Effected Pursuant to Rule 10f-3

I.   SP INVESCO Small Company Growth Portfolio

1.   Name of Issuer
	Aeropostale, Inc.

2.   Date of Purchase
	05/15/02

3.   Number of Securities Purchased
	600

4.   Dollar Amount of Purchase
	$10,800

5.   Price Per Unit
	$18

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Bear Stearns

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Bear, Stearns & Co. Inc.					Merrill
Lynch
Banc of Americas Securities LLC				U.S.
Bancorp Piper Jaffray Inc.
First Union Securities, Inc.					CIBC
World Markets Corp.
Credit Suisse First Boston Corporation			Jeffries
& Company
Lazard Freres & Co. LLC					J.P.
Morgan Securities Inc.
Prudential Securities Incorporated				RBC
Dain Rauscher Inc.
UBS Warburg LLC					Thomas
Weisel Partners LLC
INVESTEC PMG CAPITAL CORP.			The
Buckingham Research Group Inc.
C.E. Unterberg, Towbin
	Chatsworth Securities LLC
Friedman, Billings, Ramsey & Co., Inc.			Gerard
Klauer Mattison & Co., LLC
Ladenburg Thalman & Co. Inc.
	Neuberger & Berman
SunTrust Capital Markets, Inc.
	Wedbush Morgan Securities Inc.
William Blair & Company, LLC






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